UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2023

Landmark Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-33203

Delaware	43-1930755
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

701 Poyntz

Manhattan, Kansas 66502

(Address of principal executive offices, including zip code)

(785) 565-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LARK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2023, Landmark Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders in Manhattan, Kansas. Of the 5,215,575 shares of common stock eligible to vote at the Annual Meeting, 4,380,789 shares were represented in person or by proxy, representing approximately 84.0% of the outstanding shares. The final results of voting on each of the proposals submitted to stockholders at the Annual Meeting are as follows:

1)	Election of three Class III members of the board of directors to serve a three-year term expiring in 2025:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Sarah Hill-Nelson	2,353,421	710,628	1,177	1,309,563
David H. Snapp	2,612,925	326,128	132,173	1,309,563
Angela S. Hurt	2,393,845	429,572	247,809	1,309,563
Angelia K. Stanland	2,400,335	422,564	248,327	1,309,563

2)	Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,326,425	47,400	6,964	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK BANCORP, INC

Dated: May 24, 2023	By:	/s/ Mark A. Herpich
Mark A. Herpich
Chief Financial Officer